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                                                                    Exhibit 23.6

                     CONSENT OF SG COWEN SECURITIES CORPORATION


We hereby consent to the inclusion of our opinion, dated November 29, 1998, in the proxy statement/prospectus of Arterial Vascular Engineering, Inc. and Medtronic, Inc., which is a part of this Registration Statement on Form S-4 and to the references to such opinion in such proxy statement/prospectus. In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation is within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


Date:  December 18, 1998

                                             SG COWEN SECURITIES CORPORATION


                                             By: /s/ Robert Valdez
                                                --------------------------------
                                                Name:  Robert Valdez
                                                Title: Managing Director